Exhibit 10.1

GOLDEN STAR RESOURCES LTD.

THIRD AMENDED AND RESTATED 1997 STOCK OPTION PLAN

(Effective Date of Amendment May 6, 2010)

1.	PURPOSE

1.1	The purpose of the Third Amended and Restated 1997 Stock Option Plan (the “Plan”) is to advance the interests of Golden Star Resources Ltd. (the “Corporation”) by encouraging and enabling equity participation in the Corporation by selected key employees, consultants and directors of the Corporation or subsidiaries of the Corporation through the acquisition of common shares without par value of the Corporation (“Shares”). The Corporation would like to incentivize eligible employees to maintain and to enhance the long-term performance of the Corporation through the acquisition of Shares pursuant to the exercise of stock options. Any reference herein to the Corporation or any subsidiary of the Corporation shall be deemed to refer to any predecessor or successor corporation thereto.

“Affiliate” shall have the meaning set forth in the Canada Business Corporations Act.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Effective Date” shall mean May 6, 2010.

“Incentive Stock Option” means a stock option designated as an incentive stock option in an option agreement and that is granted in accordance with the requirements of, and that conforms to the applicable provisions of, Section 422 of the Code.

“Insider” shall have the meaning set forth in the Toronto Stock Exchange Company Manual.

“Nonqualified Stock Option” means a stock option that is not designated in an option agreement as an Incentive Stock Option or was not granted in accordance with the requirements of, and does not conform to the applicable provisions of, Section 422 of the Code.

“Option” means any Nonqualified Stock Option or Incentive Stock Option granted under the Plan.

1.2	It is the further purpose of this Plan to permit the granting of Options that will constitute performance-based compensation for certain executive officers, as described in Section 162(m) of the Code.

1.3	The 1992 Employees’ Stock Option Plan and the 1992 Non-Discretionary Directors’ Stock Option Plan (collectively, the “1992 Plans”) were terminated upon the assumption under the Plan of outstanding options granted under the 1992 Plans.

2.	ADMINISTRATION OF THE PLAN

2.1	The Plan will be administered by the Compensation Committee of the Board of Directors of the Corporation (the “Board of Directors”) or such other independent committee of the Board of Directors as the Board of Directors shall determine (the “Independent Committee”); provided however, the Board of Directors may, in its discretion, reserve to itself any or all of the authority and responsibility of the Independent Committee; and provided further, with respect to Nonqualified Stock Options granted to non-employee directors of the Corporation, the Board of Directors shall serve as the Independent Committee. To the extent that the Board of Directors has reserved to itself the authority and responsibility of the Independent Committee, all references herein to the Independent Committee shall be deemed to refer to the Board of Directors.

The Independent Committee shall consist of such two or more directors of the Corporation as the Board of Directors may designate from time to time, all of whom shall be and remain directors of the Corporation. To the extent necessary to comply with Code Section 162(m) or Rule 16b-3 under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), as amended (“Rule 16b-3”), each member of the Independent Committee shall be an “outside director” within the meaning of Code Section 162(m) and a “non-employee director” within the meaning of Rule 16b-3. The Independent Committee shall also satisfy any “independence” requirements of any national securities exchange in the United States on which the Shares are listed. As of the Effective Date, the Compensation Committee of the Corporation shall be the Independent Committee that administers the Plan.

The Independent Committee is authorized to interpret and to implement the Plan and all Plan agreements and may from time to time amend or rescind rules and regulations required for carrying out the Plan. The Independent Committee shall have the authority to exercise all of the powers granted to it under the Plan, to make any determination necessary or advisable in administering the Plan and to correct any defect or any omission and reconcile any inconsistency in the Plan. Any such interpretation or construction of any provision of the Plan shall be final and binding on all optionees and for all purposes of the Plan. The Independent Committee shall have, in addition to any specific powers granted by this Plan, such powers that it may deem necessary, desirable, convenient or appropriate for the supervision and administration of this Plan.

2.2	All administrative costs of the Plan shall be paid by the Corporation. No member of the Independent Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

3.	PARTICIPATION

3.1	Options may be granted under the Plan to persons who are directors or key employees (including officers, whether or not directors, and part-time employees) of, or independent consultants to, the Corporation or any of its subsidiaries who, by the nature of their positions or jobs, are in the opinion of the Independent Committee in a position to contribute to the success of the Corporation or any of its subsidiaries or who, by virtue of their length of service to the Corporation or to any of its subsidiaries are, in the opinion of the Independent Committee, worthy of special recognition. However, Incentive Stock Options may only be granted to employees of the Corporation and its subsidiaries. Designation of a participant in any year shall not require the designation of such person to receive an Option in any other year. The Independent Committee shall consider such factors as it deems pertinent in selecting participants and in determining the amount and terms of their respective Options.

3.2	Options may also be granted under the Plan in substitution for outstanding options of another corporation or entity or corporations or entities in connection with a plan of arrangement, amalgamation, merger, consolidation, acquisition of property or shares, or other reorganization between or involving such other corporation or entity or corporations or entities and the Corporation or any of its subsidiaries.

4.	NUMBER OF SHARES RESERVED UNDER THE PLAN

4.1	The number of Shares reserved for issuance under the Plan is limited as follows:

(a)	the maximum number of Shares issuable pursuant to the exercise of Incentive Stock Options and Nonqualified Stock Options shall be twenty-five million (25,000,000) (including such number of Shares issuable upon exercise of options granted under other stock option plans or share compensation arrangements of the Corporation as of the Effective Date); provided, however, if, after the Effective Date, any Shares covered by an Option, or to which such an Option relates, are forfeited, or if an Option has expired, terminated or been cancelled for any reason whatsoever (other than by reason of exercise), then the Shares covered by such Option shall again be, or shall become, Shares with respect to which Options may be granted hereunder. The maximum number of Shares set forth in this Section 4.1(a) shall be subject to adjustment or increase of such number pursuant to Section 11;

(b)	the aggregate number of Shares in respect of which Options have been granted and remain outstanding under the Plan shall not at any time, when taken together with all of the Corporation’s other stock option plans or share compensation arrangements then either in effect or proposed, at any time be such as to result in the number of Shares reserved for issuance to Insiders pursuant to stock options exceeding ten percent (10%) of the Outstanding Issue (as defined below);

(c)	the total number of Shares issued within any one-year period to all Insiders of the Corporation pursuant to the exercise of vested Options and pursuant to any other share compensation arrangements of the Corporation shall not exceed ten percent (10%) of the Outstanding Issue;

(d)	the total number of Shares reserved for issuance to any one optionee pursuant to Options granted under the Plan and other stock option plans or share compensation arrangements of the Corporation shall not exceed two percent (2%) of the Outstanding Issue from time to time;

(e)	the total number of Shares issuable within any one-year period to an Insider and, if applicable, such Insider’s “associates” (as defined under the Securities Act (Ontario)) pursuant to the exercise of vested Options or any other share compensation arrangements of the Corporation shall not exceed two percent (2%) of the Outstanding Issue; and

(f)	notwithstanding any other provision of the Plan or an option agreement, the aggregate fair market value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an optionee in any calendar year, under the Plan or any other option plan of the Corporation or its affiliates, shall not exceed US$100,000. For this purpose, the fair market value of the Shares shall be determined as of the time the Incentive Stock Option is granted and the value of stock acquired through the exercise of Nonqualified Stock Options shall not be included. The Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

4.2	“Outstanding Issue”, for the purposes of the Plan, is determined on the basis of the number of Shares that are outstanding immediately prior to the issuance of Shares in question, and shall exclude Shares issued pursuant to the Plan and the Corporation’s other share compensation arrangements over the preceding one-year period.

5.	NUMBER OF OPTIONED SHARES PER OPTIONEE

5.1	Subject to Section 4.1 hereof, the maximum number of Shares subject to Options granted to any one participant in any one calendar year shall not exceed eight hundred thousand (800,000) (such number shall be subject to adjustment or increase pursuant to Section 11). Subject to these limitations, however, the determination regarding the number of optioned Shares that may be granted to each optionee pursuant to an Option will be made by the Independent Committee and will take into consideration the optionee’s present and potential contribution to the success of the Corporation.

6.	PRICE

6.1	The exercise price per Option shall be determined by the Independent Committee at the time the Option is granted, but such price shall not be less than the fair market value per Share on the date of grant. For the purposes of the Plan, “fair market value” per Share shall mean the closing price of the Shares on the stock exchange or other market on which the Shares principally traded on the day immediately preceding the date of grant; provided, however, that if the Shares are not readily tradable on an established securities market, the fair market value shall be made in a manner that, in the good faith determination of the Independent Committee, represents a reasonable application of a reasonable valuation method. Notwithstanding the foregoing, in the case of a grant of an Incentive Stock Option, the exercise price shall be the closing price of the Shares on the stock exchange or other market on which the Shares principally traded on the day immediately preceding the date of grant.

6.2	Notwithstanding Section 6.1 hereof, in the case of a grant of an Incentive Stock Option to an employee who is a Ten Percent Shareholder (as defined below) as of the date of grant, the exercise price shall not be less than one hundred ten percent (110%) of the greater of the closing price of the Shares on the stock exchange or other market on which the Shares principally traded on (i) the date of grant or (ii) the day immediately preceding the date of grant.

A “Ten Percent Shareholder” shall be a shareholder who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation or any related corporation. The preceding sentence shall be interpreted and administered in accordance with Code Section 422(b)(6) and U.S. Treasury Regulations promulgated thereunder.

7.	EXERCISE OF OPTIONS

7.1	The period during which an Option may be exercised (the “Option Period”) shall be determined by the Independent Committee at the time the Option is granted and may be up to ten (10) years from the date the Option is granted, except as the same may be reduced pursuant to the provisions of Sections 8 and 9 hereof. Notwithstanding the previous sentence, no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date of grant.

7.2	In order to ensure that the Corporation will receive the benefits contemplated in exchange for the Options granted hereunder, no Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified in an option agreement as provided for in Section 11 hereof; provided, however, that the Independent Committee shall have the right with respect to any one or more optionees to accelerate the time at which an Option may be exercised. Notwithstanding the foregoing provisions of this Section 7.2, if there is a Change of Control (as defined below), then all Options outstanding shall become immediately exercisable.

For purposes of this Plan, a “Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) any person or group, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Corporation, including by way of merger, consolidation or otherwise, (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors of the Corporation, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors, then in office, or (iv) the Corporation is liquidated or dissolved.

7.3	Options shall be exercisable, either all or in part, at any time after vesting. If less than all of the Shares included in the vested portion of any Option are purchased, the remainder may be purchased, subject to the Option’s terms, at any subsequent time prior to the expiration of the Option Period.

7.4	Except as set forth in Sections 8 and 9 hereof, no Option may be exercised unless the optionee is at the time of such exercise an employee or director of, or consultant to, the Corporation or any of its subsidiaries and shall have continuously served in any one or more of such capacities since the grant of the Option. The Independent Committee may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will or will not be deemed to interrupt continuous service.

7.5	The exercise of any Option will be contingent upon receipt by the Corporation of written notice of the optionee’s exercise of such Option and payment for the full purchase price of the Shares being purchased in cash by way of certified cheque or bank draft. No optionee or his or her legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares subject to an option under the Plan, unless and until Options for such Shares are issued to him, her or them under the terms of the Plan.

7.6	Optioned Shares will be issued to the optionee on the date of exercise and he or she will be the owner of those shares from that date.

7.7	If an Option expires during a trading black-out period imposed by the Corporation to restrict trades in the Corporation’s securities, then, notwithstanding any other provision of the Plan, the Option shall expire ten (10) business days after the trading black-out period is lifted by the Corporation and a reference to “Option Expiry Date” herein shall be deemed to be a reference to the date on which the Option, as so extended, expires.

8.	TERMINATION OF EMPLOYMENT

8.1	If an optionee ceases to be employed by, or provide services to, the Corporation or any of its subsidiaries for any reason (other than death), or shall receive notice from the Corporation or any of its subsidiaries of the termination of his or her employment or services (such optionee being referred to in this Section 8.1 as a “Former Optionee”), the Former Optionee may only exercise each Option held, to the extent that it has vested and not been exercised before such termination, until the earlier of:

(a)	the date which is thirty (30) days after the Former Optionee ceased to be employed by, or provide services to, the Corporation or any of its subsidiaries; and

(b)	the expiry of the Option Period for the Option (the “Option Expiry Date”);

provided, however, that:

(c)	if the Former Optionee was a director of the Corporation or any of its subsidiaries, each Nonqualified Stock Option held will continue to be exercisable until the earlier of:

(i)	the date which is twelve (12) months after the Former Optionee ceases to be such a director for any reason (other than death); and

(i)	the Option Expiry Date; and

(d)	each Option held may continue to be exercisable for such longer period than that provided for in this Section 8.1 if and as may be determined by the Independent Committee and any such determination by the Independent Committee may be made retroactively effective in order to reinstate the effectiveness of an Option held by a Former Optionee that is otherwise rendered unexercisable pursuant to the other provisions of this Section 8.1; provided, however, that any such determination by the Independent Committee shall be subject to the following:

(i)	such determination shall be made within three months after the date that the Former Optionee ceased to be employed by, or provide services to, the Corporation or any of its subsidiaries;

(ii)	an extension of the exercise period of an Incentive Stock Option shall not exceed three (3) months after the date on which the Optionee ceased to be an employee, unless such Optionee is disabled (within the meaning of Code Section 22(e)(3)), in which case the extension of the exercise period of the Incentive Stock Option shall not exceed one (1) year;

(iii)	such determination shall be subject to applicable regulatory approvals; and

(iv)	such longer exercise period determined by the Independent Committee for any Option shall not extend beyond the Option Expiry Date for such Option.

9.	DEATH OF OPTIONEE

9.1	In the event of the death of an optionee while in service or in the post-termination period described in Section 8, each Option theretofore granted to him or her shall be exercisable until the earlier of:

(a)	the expiry of the period within which the Option may be exercised after such death, which period may be up to one (1) year after such death and is to be specified in his or her option agreement, and

(b)	the Option Expiry Date;

provided, however, that the Option is only exercisable in such event:

(c)	by the person or persons to whom the optionee’s rights under the Option shall pass by the optionee’s will or by the laws of descent and distribution, and

(d)	to the extent that the Option has vested and not been exercised prior to the Optionee’s death.

10.	OPTION AGREEMENT

10.1	Upon the grant of an Option to an optionee, the Corporation and the optionee shall enter into an option agreement setting out the number of Options and optioned Shares granted to the optionee and the terms of the Option and incorporating the terms and conditions of the Plan and any other requirements of regulatory bodies having jurisdiction over the securities of the Corporation and such other terms and conditions as the Independent Committee may determine are necessary or appropriate, subject to the Plan’s terms. Any option agreement for Incentive Stock Options shall contain such limitations upon the exercise of the Option as shall be necessary in order for the Option to be an “Incentive Stock Option” as defined in Section 422 of the Code.

11.	ADJUSTMENT IN SHARES SUBJECT TO THE PLAN

11.1	The Option exercise price and the number of Shares to be purchased by an optionee upon the exercise of an Option will be adjusted, with respect to the then unexercised portion thereof, by the Independent Committee from time to time (on the basis of such advice as the Independent Committee considers appropriate, including, if considered appropriate by the Independent Committee, a certificate of auditors of the Corporation) in the event and in accordance with the provisions and rules set out in this Section 11. Any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules will be conclusively determined by the Independent Committee, and any such determination will be binding on the Corporation, the optionee and all other affected parties.

(a)	In the event that a dividend is declared upon the Shares payable in Shares (other than in lieu of dividends paid in the ordinary course), the number of Shares then subject to any Option shall be adjusted by adding to each such Share the number of Shares which would be distributable thereon if such Share had been outstanding on the date fixed for determining shareholders entitled to receive such stock dividend.

(b)	In the event that the outstanding Shares are (i) changed into or exchanged for a different number or kind of Shares or other securities of the Corporation or of another corporation, whether through an arrangement, amalgamation, reclassification, redesignation or other similar procedure or otherwise, then there shall be substituted for each Share subject to any Option the number and kind of Shares or other securities of the Corporation another Corporation into which each outstanding Share shall be so changed or for which each such Share shall be exchanged or (ii) subject to a subdivision or consolidation or similar procedure, the Independent Committee may change the number of Shares available under the Plan and any outstanding Option and the exercise price of any Option and the fair market value determined under this Plan in such manner as it shall deem equitable in its sole discretion.

(c)	In the event that there is any change, other than as specified above in this Section 11, in the number or kind of outstanding Shares or of any securities into which such Shares shall have been changed or for which they shall have been exchanged, then, if the Independent Committee, in its sole discretion, determines that such change equitably requires an adjustment to be made in the number or kind of Shares and/or exercise price, such adjustment shall be made as determined by the Independent Committee.

(d)	In the event that the Corporation distributes by way of a dividend, or otherwise, to all or substantially all holders of Shares, property, evidences of indebtedness or shares or other securities of the Corporation (other than Shares) or rights, options or warrants to acquire Shares or securities convertible into or exchangeable for Shares or other securities or property of the Corporation, other than as a dividend in the ordinary course, then, if the Independent Committee, in its sole discretion, determines that such action equitably requires an adjustment in the exercise price or number of Shares subject to any Option, or both, such adjustment shall be made as determined by the Independent Committee.

11.2	In the case of any such substitution or adjustment as provided for in this Section 11, the exercise price in respect of each Option for each Share covered thereby prior to such substitution or adjustment will be proportionately and appropriately varied, such variation shall generally require that the number of Shares or securities covered by the Option after the relevant event multiplied by the varied Option exercise price be equal to the number of Shares covered by the Option prior to the relevant event multiplied by the original Option exercise price.

11.3	No adjustment or substitution provided for in this Section 11 shall require the Corporation to issue a fractional share in respect of any Option. Fractional shares shall be eliminated and no cash payment in lieu thereof will be made to any optionee by the Corporation.

11.4	The grant of an Option shall not affect in any way the right or power of the Corporation to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate, merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

12.	TRANSFERABILITY

12.1	All benefits, rights and Options accruing to any optionee in accordance with the terms and conditions of the Plan shall not be assignable other than as specifically provided in Section 9 in the event of the death of the optionee. During the lifetime of an optionee, all benefits, rights and Options shall not be assignable or transferable and may only be exercised by the optionee.

13.	EMPLOYMENT

13.1	Nothing contained in the Plan shall confer upon any optionee any right with respect to employment or continuance of employment with, or the provision of services to, the Corporation or any of its subsidiaries, or interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the optionee’s employment or services at any time. Participation in the Plan by an optionee is “voluntary” within the meaning of applicable securities laws.

14.	RECORD KEEPING

14.1	The Corporation shall maintain a register in which shall be recorded:

(a)	the name and address of each optionee; and

(b)	the number of Shares subject to an Option granted to an optionee and the number of Shares subject to the Option remaining outstanding, as well as the Option exercise price.

15.	SECURITIES REGULATION AND TAX WITHHOLDING

15.1	Where the Independent Committee determines it is necessary or desirable to effect or rely on an exemption from the registration or distribution of the Shares under securities laws applicable to the securities of the Corporation, an optionee shall be required, upon the acquisition of any Shares pursuant to the Plan, to acquire the Shares with investment intent (i.e., for investment purposes) and not with a view to their distribution, and to present to the Independent Committee an undertaking to that effect in a form acceptable to the Independent Committee. The Board of Directors and the Independent Committee may take such other action or require such other action or agreement by such optionee as may from time to time be necessary to comply with applicable securities laws. This provision shall in no way obligate the Corporation to undertake the registration or qualification of the distribution of any Options or the Shares under any securities laws applicable to the securities of the Corporation.

15.2	The Board of Directors and the Corporation may take all such measures as they deem appropriate to ensure that the Corporation’s obligations under the withholding provisions under income and tax laws applicable to the Corporation and other provisions of applicable laws are satisfied with respect to the issuance of Shares pursuant to the Plan or the grant or exercise of Options, including retention of Shares that would otherwise be issued to the optionee or requiring the optionee to fund the amount required to be withheld.

15.3	Issuance, transfer or delivery of certificates for Shares purchased pursuant to the Plan may be delayed, at the discretion of the Independent Committee, until the Independent Committee is satisfied that the applicable requirement of securities and income tax laws have been met.

16.	AMENDMENT, SUSPENSION AND TERMINATION

16.1	The Independent Committee may, in its discretion, and without obtaining shareholder approval, amend, suspend or discontinue the Plan, and amend or discontinue any Options granted under the Plan at any time. Without limiting the foregoing, the Independent Committee may, without obtaining shareholder approval, amend the Plan and any Options granted under the Plan to:

(a)	amend the vesting provisions;

(b)	amend the termination provisions, except in certain limited circumstances as described in Section 16.2;

(c)	amend the eligibility requirements of eligible participants which would have the potential of broadening or increasing Insider participation;

(d)	add a cashless exercise feature, payable in cash or securities, whether or not the feature provides for a full deduction of the number of underlying Shares from the reserved Shares;

(e)	allow a participant to transfer or assign an Option to any person or entity as the Board of Directors may permit, provided that such transfer or assignment complies with applicable laws and rules of applicable stock exchanges;

(f)	make amendments in any respect it deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith; and

(g)	make amendments of a housekeeping nature or to comply with the requirements of applicable law or stock exchange listing requirements; provided that no such amendment or termination shall adversely affect any outstanding Options granted under the Plan without the consent of the optionee.

16.2	Notwithstanding Section 16.1, none of the following amendments to the Plan shall be made without obtaining the approval of the shareholders in accordance with the requirements of applicable law or any stock exchange listing requirements and, in the case of (d) and (e) below, no such amendment that would adversely affect any outstanding Options granted under the Plan shall be made without the consent of the affected optionee:

(a)	increase the number of Shares reserved for issuance under the Plan;

(b)	change the manner of determining the exercise price so that the exercise price is less than the fair market value per Share (as determined under Section 6);

(c)	increase the aggregate number of Shares in respect of which Options have been granted and remain outstanding so that such number of Shares, when taken together with all of the Corporation’s security based compensation arrangements, at any time results in:

(i)	the number of Shares issuable to Insiders pursuant to Options exceeding 10% of the Outstanding Issue; or

(ii)	the issuance to Insiders pursuant to Options, within a one-year period, of a number of Shares exceeding 10% of the Outstanding Issue (excluding Shares issued pursuant to security based compensation arrangements during the preceding one-year period);

(d)	reduce the exercise price, or cancel and reissue Options so as to in effect reduce the exercise price, for the benefit of Insiders of the Corporation; or

(e)	extend the termination date beyond the original expiration date for the benefit of Insiders of the Corporation, other than in accordance with Section 7.7.

16.3	Notwithstanding Section 16.1, to the extent that shareholder approval is necessary or desirable in the Independent Committee’s sole discretion under applicable law, including without limitation, Section 162(m), Section 409A and Section 422 of the Code and Rule 16b-3 of the Exchange Act, such amendment shall be effective upon the required approval of the shareholders of the Corporation.

16.4	If, at any time, tax advisors to the Corporation determine that the terms of any outstanding Option result in additional tax or interest to the holder under Code Section 409A, the Independent Committee shall have the authority to enter into an amendment of such Option, consistent with this Plan, that is designed to avoid such additional tax or interest. Notwithstanding any other provision of this Plan to the contrary, if (1) on the date of an optionee’s Separation from Service (as such term is used or defined in Code Section 409A(a)(2)(A)(i), Treasury Regulation Section 1.409A-1(h), or any successor law or regulation), any of the Corporation’s equity is publicly traded on an established securities market or otherwise (within the meaning of Section 409A(a)(2)(B)(i) of the Code) and (2) as a result of such Separation from Service, the optionee would receive any payment that, absent the application of this sentence, would be subject to interest and additional tax imposed pursuant to Code Section 409A as a result of the application of Code Section 409A(a)(2)(B)(i), then, to the extent necessary to avoid the imposition of such interest and additional tax, such payment shall be deferred until the earlier of (i) six months after the optionee’s Separation from Service or (ii) the optionee’s death.

17.	NO REPRESENTATION OR WARRANTY

17.1	The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

18.	NECESSARY APPROVALS

18.1	The obligation of the Corporation to issue and to deliver any Shares in accordance with the Plan is subject to any necessary or desirable approval of any regulatory authority having jurisdiction over the securities of the Corporation. Notwithstanding any provision of this Plan or any Option or any option agreement, optionees shall not be entitled to exercise options or receive the benefits thereof and the Corporation shall not be obligated to deliver any Shares or provide any benefits to an optionee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the optionee or the Corporation of any provision of any such law or regulation. If any Shares cannot be issued to any optionee for whatever reason, the obligation of the Corporation to issue such Shares shall terminate and any Option exercise price paid by the optionee to the Corporation shall be returned to the optionee.

19.	GENERAL PROVISIONS

19.1	Nothing contained in the Plan shall prevent the Corporation or any subsidiary thereof from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

19.2	The Plan, all instruments of grant evidencing Options granted hereunder and any other agreements or other documents relating to the Plan shall be interpreted and construed in accordance with the laws of the Province of Ontario, except to the extent the terms of the Plan or of any supplement or appendix to the Plan expressly provides for application of the laws of another jurisdiction.

19.3	Awards may be granted to Participants who are citizens or residents of a jurisdiction other than Canada or the United States on such terms and conditions different from those under the Plan as may be determined by the Independent Committee to be necessary or advisable to achieve the purposes of the Plan while also complying with applicable local laws, customs and tax practices, including any such terms and conditions as may be set forth in any supplement or appendix to the Plan intended to govern the terms of any such Option. In no event shall the eligibility, grant, exercise or settlement of an Option constitute a term of employment, or entitlement with respect to employment, of any employee.

19.4	If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Independent Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Independent Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

19.5	Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any subsidiary thereof and an optionee or any other person.

19.6	Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

19.7	Although the Corporation intends to administer the Plan so that Options will be exempt from, or will comply with, the requirements of Code Section 409A, the Corporation does not warrant that any Option under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local or foreign law. The Corporation shall not be liable to any participant in the Plan for any tax, interest or penalties such participant might owe as a result of the grant, holding, vesting or exercise of any Option under the Plan.

20.	TERM OF THE PLAN

20.1	The Plan shall be effective as of the date of the Effective Date.

20.2	The Board of Directors may suspend or terminate the Plan at any time; provided, that the administration of the Plan shall continue in effect until all matters relating to Options previously granted have been settled. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the optionee.

20.3	No Option shall be granted under the Plan after the 10th anniversary of the Effective Date or at such earlier time as the Board of Directors may determine. Unless otherwise expressly provided in the Plan or in an applicable option agreement, any Option granted hereunder may, and the authority of the Independent Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after termination of the Plan.